UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

On January 15, 2020, Ammo, Inc. (the “Company”) consummated the initial closing of a private placement offering (the “Offering”) whereby pursuant to the Subscription Agreements (the “Subscription Agreements”) entered into by the Company with five (5) accredited investors (the “Investors”), the Company issued certain Convertible Promissory Notes for an aggregate purchase price of $1,650,000 (each a “Note,” collectively, the “Notes”) and five (5) year warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The Notes accrue interest at a rate of 8% per annum and mature on October 15, 2020 (the “Maturity Date”). Additionally, the Notes contain a mandatory conversion mechanism whereby any principal and accrued interest on the Notes, upon the closing of a Qualified Financing (as defined in the Notes), converts into shares of the Company’s Common Stock at a conversion price of 66.7% of the per share purchase price of shares or other units in the Qualified Financing. If a Qualified Financing has not occurred on or before the Maturity Date, the Notes shall become convertible into shares of the Company’s Common Stock at a conversion price that is equal to 50.0% of the arithmetic mean of the VWAP in the ten consecutive Trading Days immediately preceding the Maturity Date (the “Conversion Price”). The Notes contain customary events of default (each an “Event of Default”). If an Event of Default occurs, interest under the Notes will accrue at a rate of fifteen percent (15%) per annum and the outstanding principal amount of the Notes, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Notes will become, at the Note holder’s election, immediately due and payable in cash.

Pursuant to the Subscription Agreements, each Investor will receive the number of Warrants to purchase shares of Common Stock equal to the quotient obtained by dividing 50% of the principal amount of the Note by the Conversion Price of the Note. The Warrants are exercisable at the per share purchase price of shares or other units in the Qualified Financing. If a Qualified Financing has not occurred on or before the Maturity Date, the warrants shall become exercisable at a price per share that is equal to the closing ten-day VWAP in the ten trading days immediately preceding the Maturity Date (the “Exercise Price”). The Warrants contain an anti-dilution protection feature, to adjust the Exercise Price if shares are sold or issued for a consideration per share less than the exercise price then in effect.

Joseph Gunnar & Co., LLC (the “Placement Agent”) acted as placement agent for the Offering. The Placement Agent received cash compensation of $132,000 and is scheduled to be issued five (5) year warrants to purchase such number of shares of Common Stock equal to five percent (5%) of the shares underlying the Notes and the Warrants, at an exercise price equal to 125% of the Conversion Price of the Notes, which price shall not be known until the earlier of the Maturity Date or the closing of the Qualified Financing (the “Agent Warrants”).

The foregoing descriptions of the Subscription Agreements, Notes and Warrants, do not purport to be complete and are qualified in their entirety by their full text, the forms of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q covering the fiscal quarter ending December 31, 2019.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Notes and Warrants were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: January 22, 2020	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer